Exhibit 99.1

Press Release

November 6, 2009	Contact Information:

For Immediate Release	George C. Moore
Executive Vice President and Chief Financial Officer
414.643.3000

Rexnord LLC Reports Second Quarter Results for Fiscal 2010

Call scheduled for Friday, November 6, 2009 at 10:00 a.m. Eastern Time

MILWAUKEE, WI – November 6, 2009 – Rexnord LLC today announced second quarter fiscal 2010 results.

Second Quarter Highlights

•

Second quarter sales were $370 million, a decline of $141 million, or 28%, compared with the prior year second quarter; second quarter consolidated core sales contracted by 25% compared to the 2009 second quarter.

•	Second quarter income from operations was $38 million, or 10.3% of sales, and included $0.8 million of restructuring expenses and $5.9 million of pension expense.

•

Second quarter Adjusted EBITDA was $69 million (which included $5.9 million of pension expense), or 18.6% of sales. This compares to Adjusted EBITDA of $102 million (which included $2.4 million of pension income), or 19.9% of sales, in the second quarter of fiscal 2009.

•	Second quarter free cash flow was $26 million, bringing fiscal year-to-date free cash flow to $71 million.

•	Net debt leverage ratio at September 26, 2009 was 6.4x. Senior secured leverage ratio was 1.85 to 1.0 at September 26, 2009.

•	Total liquidity (cash plus available borrowings) at September 26, 2009 was $431 million.

Todd Adams, Rexnord’s President and Chief Executive Officer, said, “We are pleased with our operating performance in the second quarter. Our Adjusted EBITDA grew by $12.7 million dollars sequentially from our first quarter on similar sales resulting in an Adjusted EBITDA margin of 18.6%, a 340 basis improvement from the first quarter. In comparison to last year, excluding the impact of pensions, our second quarter Adjusted EBITDA margins were 20.2%, an 80 basis point improvement over the prior year, and our free cash flow generation continues to be very strong as we have generated $71 million dollars of free cash flow in the first half of fiscal 2010 compared to $23 million dollars in the first half of last year. While the overall economy remains difficult, the pieces of our business that we expected to stabilize for the most part have done so, and we are well positioned to deliver solid results in the second half of fiscal 2010 and beyond.”

Second Quarter Segment Highlights

Power Transmission

Power Transmission sales in the second quarter of fiscal 2010 were $238.4 million, a decrease of $115.2 million, or 32.6%, from the prior year second quarter. Power Transmission core sales contracted 29.1% and foreign currency translation reduced sales 3.5% from the prior year second quarter. Sales declined on a year-over-year basis in all of our Power Transmission end-markets in the second quarter of fiscal 2010 as our customers reduced their inventory levels during the quarter.

Power Transmission Adjusted EBITDA in the second quarter was $47.0 million, or 19.7% of sales, and included $3.0 million of pension expense compared to $69.7 million, or 19.7% of sales, which included $0.9 million of pension expense, in the prior year second quarter. Adjusted EBITDA margins were flat year-over-year despite the $2.1 million increase in pension expense as cost reduction actions, lower material prices and productivity gains more than offset the unfavorable impact of lower sales.

Water Management

Water Management sales in the second quarter of fiscal 2010 were $131.3 million, a decrease of $25.7 million, or 16.4%, from the prior year second quarter. Water Management core sales contracted 14.4% in the second quarter and foreign currency translation reduced sales 2.0% from the prior year quarter. The decline in second quarter Water Management sales was driven by the expected contraction in the commercial and residential construction end-markets as well as certain segments of the infrastructure end-market, which was partially offset by an increase in year-over-year sales in our water and wastewater end-markets.

Water Management Adjusted EBITDA in the second quarter was $29.2 million, or 22.2% of sales, compared to $31.8 million, or 20.3% of sales, in the fiscal 2009 second quarter. Despite the 16.4% decline in sales, Adjusted EBITDA margins expanded 190 basis points as cost reduction actions, lower material prices and productivity gains more than offset the unfavorable impact of lower sales.

EBITDA, Adjusted EBITDA and Free Cash Flow

Rexnord considers EBITDA and Adjusted EBITDA as indicators of operating performance.

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating the performance of issuers of “high yield” securities because it is a common measure of the ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Condensed Consolidated Statements of Cash Flows included in the attached financial statements.

        Adjusted EBITDA corresponds to “EBITDA” in the Company’s credit agreement. Adjusted EBITDA is defined in the credit agreement governing our senior secured credit facilities as net income, adjusted for the items summarized in the table below entitled “Reconciliation of EBITDA and Adjusted EBITDA.” Our credit agreement requires us to maintain a maximum senior secured bank leverage ratio (defined in our credit agreement as the ratio of net senior secured bank debt to Adjusted EBITDA) of no more than 4.25 to 1.0, calculated on a pro forma basis for the trailing four quarters (as determined under our senior secured credit facilities). Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facilities may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. For more information regarding the limitations of using measures such as EBITDA and Adjusted EBITDA as indicators of our operating performance, please see the risk factor entitled “The calculation of Adjusted EBITDA pursuant to our senior secured credit facilities represents our actual historical covenant compliance calculations and permits certain estimates and assumptions that may differ materially from actual results” in Exhibit 99.1 to our current report on Form 8-K furnished on October 10, 2008.

We define Free Cash Flow as cash flow from operations less capital expenditures.

About Rexnord

Headquartered in Milwaukee, Wisconsin, we believe we are a leading, global multi-platform industrial company comprised of two strategic platforms: Power Transmission and Water Management, with approximately 5,700 employees worldwide. Our Power Transmission products include gears, couplings, industrial bearings, flattop chain and modular conveyer belts, special components, industrial chain and conveying equipment and aerospace bearings and seals. Our Water Management products include professional grade specification drainage, water control, PEX piping and commercial brass products. Additional information about the Company can be found at www.rexnord.com and www.zurn.com.

Conference Call Details

Rexnord will hold a conference call and web presentation on Friday, November 6, 2009 at 10:00 a.m. Eastern Time to discuss its fiscal 2010 second quarter results and provide a general business update. Rexnord President and CEO Todd Adams and Executive Vice President and CFO George Moore will co-host the call and web presentation.

The conference call can be accessed via telephone as follows:

Domestic toll-free #: 877-591-4959

International toll #: 719-325-4746

Access Code: 1249307

The web presentation can be accessed via the following web link:

Meeting URL: https://www119.livemeeting.com/cc/vcc/join

Meeting ID: w1249307

Entry Code: A124930

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 1:00 p.m. Eastern Time, November 7, 2009 until 1:00 p.m. Eastern Time, November 21, 2009. To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international) with access code 1249307.

Cautionary Statement on Forward-Looking Statements

Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord LLC as of the date of the release, and Rexnord LLC assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to the Company’s annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in millions)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008
Net sales	$369.7	$510.6	$737.6	$1,006.7
Cost of sales	245.0	347.4	498.3	681.6

Gross profit	124.7	163.2	239.3	325.1
Selling, general and administrative expenses	73.8	81.5	149.8	167.6
Restructuring and other similar charges	0.8	—	3.2	—
Amortization of intangible assets	12.0	12.4	24.1	24.9

Income from operations	38.1	69.3	62.2	132.6
Non-operating expense:
Interest expense, net	(46.8)	(44.7)	(91.1)	(89.2)
Other income (expense), net	8.1	1.0	7.1	(1.2)

Income (loss) before income taxes	(0.6)	25.6	(21.8)	42.2
(Benefit) provision for income taxes	(5.1)	11.3	(2.3)	18.8

Net income (loss)	$4.5	$14.3	$(19.5)	$23.4

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions, except share amounts)

(Unaudited)

	September 26, 2009	March 31, 2009
Assets
Current assets:
Cash and cash equivalents	$234.1	$277.5
Receivables, net	231.1	258.8
Inventories, net	281.3	327.1
Other current assets	27.6	29.0

Total current assets	774.1	892.4

Property, plant and equipment, net	399.7	413.5
Intangible assets, net	713.0	736.4
Goodwill	1,011.8	1,010.9
Insurance for asbestos claims	90.0	90.0
Other assets	61.8	61.6

Total assets	$3,050.4	$3,204.8

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$7.4	$8.1
Trade payables	102.2	134.6
Income taxes payable	5.2	3.7
Deferred income taxes	4.1	10.8
Compensation and benefits	59.4	62.1
Current portion of pension obligations	2.6	2.6
Current portion of postretirement benefit obligations	2.2	2.2
Interest payable	30.3	24.3
Other current liabilities	90.4	95.2

Total current liabilities	303.8	343.6

Long-term debt	2,124.6	2,132.4
Pension obligations	138.4	134.5
Postretirement benefit obligations	23.5	24.8
Deferred income taxes	266.3	263.6
Reserve for asbestos claims	90.0	90.0
Other liabilities	65.5	58.5

Total liabilities	3,012.1	3,047.4
Stockholders’ equity:
Common stock, $0.01 par value; 3,000 shares authorized and 1,000 shares issued and outstanding	0.1	0.1
Additional paid in capital	561.1	662.6
Retained deficit	(393.7)	(374.2)
Accumulated other comprehensive loss	(129.2)	(131.1)

Total stockholders’ equity	38.3	157.4

Total liabilities and stockholders’ equity	$3,050.4	$3,204.8

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Six Months Ended
	September 26, 2009	September 27, 2008
Operating activities
Net income (loss)	$(19.5)	$23.4
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	29.2	30.7
Amortization of intangible assets	24.1	24.9
Amortization of original bond discount	1.0	—
Accretion of original bond premium	(0.6)	(0.5)
Amortization of deferred financing costs	5.5	5.1
Loss on dispositions of property, plant and equipment	0.2	0.2
Equity in earnings of unconsolidated affiliates	(0.3)	0.1
Other non-cash charges (credits)	(18.1)	0.5
Stock-based compensation expense	3.0	3.2
Changes in operating assets and liabilities:
Receivables	35.0	(14.9)
Inventories	51.9	(3.1)
Other assets	2.8	(8.5)
Accounts payable	(35.2)	(5.6)
Accruals and other	1.1	(9.8)

Cash provided by operating activities	80.1	45.7

Investing activities
Expenditures for property, plant and equipment	(9.3)	(22.6)
Proceeds from surrender of life insurance policies	—	0.9

Cash used for investing activities	(9.3)	(21.7)

Financing activities
Repayments of long-term debt	(114.6)	(0.8)
Payment of financing fees	(4.9)	—

Cash used for financing activities	(119.5)	(0.8)
Effect of exchange rate changes on cash and cash equivalents	5.3	(0.5)

(Decrease) increase in cash and cash equivalents	(43.4)	22.7
Cash and cash equivalents at beginning of period	277.5	141.9

Cash and cash equivalents at end of period	$234.1	$164.6

RBS Global, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

Second Quarter

(in millions)

(Unaudited)

	Second Quarter Ended
	September 26, 2009	September 27, 2008
Net income (loss)	$4.5	$14.3
Interest expense, net	46.8	44.7
Provision (benefit) for income taxes	(5.1)	11.3
Depreciation and amortization	26.7	28.5

EBITDA	72.9	98.8

Adjustments to EBITDA (1)
Restructuring and other similar costs	0.8	—
Stock-based compensation expense	1.7	1.4
Impact of inventory fair value adjustment	—	0.5
LIFO expense	1.3	1.9
Other expense (income), net	(8.1)	(1.0)

Subtotal of adjustment to EBITDA	(4.3)	2.8

Adjusted EBITDA	$68.6	$101.6

Notes to Reconciliation of EBITDA and Adjusted EBITDA

(1)	Adjustments to EBITDA

We define Adjusted EBITDA as net income (loss) plus interest, income taxes, depreciation and amortization, adjustments for restructuring, stock-based compensation expense, other expense (income), LIFO expense and nonrecurring items, in each case as permitted under our credit agreement. Other expense (income), net for the quarter ended September 26, 2009, consists of management fee expense of $0.7 million, loss on the sale of fixed assets of $0.2 million, foreign currency transaction gains of $9.1 million, income in unconsolidated affiliates of $0.3 million and other miscellaneous losses of $0.4 million. Other expense (income), net for the quarter ended September 27, 2008, consists of management fee expense of $0.7 million, gain on the sale of fixed assets of $0.1 million, foreign currency transaction gains of $1.7 million, income in unconsolidated affiliates of $0.1 million and other miscellaneous losses of $0.2 million.

RBS Global, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

Six Months Ended

(in millions)

(Unaudited)

	Six Months Ended
	September 26, 2009	September 27, 2008
Net income (loss)	$(19.5)	$23.4
Interest expense, net	91.1	89.2
Provision (benefit) for income taxes	(2.3)	18.8
Depreciation and amortization	53.3	55.6

EBITDA	122.6	187.0

Adjustments to EBITDA (1)
Restructuring and other similar costs	3.2	—
Stock-based compensation expense	3.0	3.2
Impact of inventory fair value adjustment	0.3	2.1
LIFO expense	2.5	3.8
Other expense (income), net	(7.1)	1.2

Subtotal of adjustment to EBITDA	1.9	10.3

Adjusted EBITDA	$124.5	$197.3

Notes to Reconciliation of EBITDA and Adjusted EBITDA

(1)	Adjustments to EBITDA

We define Adjusted EBITDA as net income (loss) plus interest, income taxes, depreciation and amortization, adjustments for restructuring, stock-based compensation expense, other expense (income), LIFO expense and nonrecurring items, in each case as permitted under our credit agreement. Other expense (income), net for the six months ended September 26, 2009, consists of management fee expense of $1.5 million, transaction costs associated with the debt exchange offer of $6.0 million, foreign currency transaction gains of $14.8 million, loss on the sale of fixed assets of $0.2 million, income in unconsolidated affiliates of $0.3 million and other miscellaneous losses of $0.3 million. Other expense (income), net for the six months ended September 27, 2008, consists of management fee expense of $1.5 million, loss on disposition of fixed assets of $0.2 million, foreign currency transaction gains of $0.6 million and loss in unconsolidated affiliates of $0.1 million.

RBS Global, Inc. and Subsidiaries

Supplemental Data

(in millions)

(Unaudited)

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total
Net sales
Power Transmission	$340.6	$353.6	$315.6	$311.9	$1,321.7
Water Management	155.5	157.0	127.5	120.3	560.3
Corporate	—	—	—	—	—

Total	$496.1	$510.6	$443.1	$432.2	$1,882.0

Adjusted EBITDA
Power Transmission	$67.3	$69.7	$61.7	$68.7	$267.4
Water Management	32.8	31.8	20.6	17.0	102.2
Corporate	(4.4)	0.1	(1.3)	1.5	(4.1)

Total	$95.7	$101.6	$81.0	$87.2	$365.5

Adjusted EBITDA %
Power Transmission	19.8%	19.7%	19.6%	22.0%	20.2%
Water Management	21.1%	20.3%	16.2%	14.1%	18.2%
Total (including Corporate)	19.3%	19.9%	18.3%	20.2%	19.4%

	Fiscal 2010
	Q1	Q2	Q3	Q4	Total
Net sales
Power Transmission	$234.4	$238.4			$472.8
Water Management	133.5	131.3			264.8
Corporate	—	—			—

Total	$367.9	$369.7			$737.6

Adjusted EBITDA
Power Transmission	$37.4	$47.0			$84.4
Water Management	27.1	29.2			56.3
Corporate	(8.6)	(7.6)			(16.2)

Total	$55.9	$68.6			$124.5

Adjusted EBITDA %
Power Transmission	16.0%	19.7%			17.9%
Water Management	20.3%	22.2%			21.3%
Total (including Corporate)	15.2%	18.6%			16.9%